Exhibit 5.1

Bullish 10A Building A 60 Nexus Way, Camana Bay George Town, Grand Cayman Cayman Islands, KY1-9005	13 August 2025

Dear Sir or Madam

Bullish (the "Company")

We have acted as Cayman Islands legal counsel to the Company with respect to certain matters in connection with the filing by the Company, a Cayman Islands company, of a Registration Statement on Form S-8 including all amendments or supplements thereto (including its exhibits, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the offering of up to 12,266,965 ordinary shares of a par value of US$0.002 each of the Company (the "Shares") pursuant to the Company’s 2025 Omnibus Incentive Plan (the "Plan"). In accordance with General Instruction E to Form S-8, the Shares to be registered as set forth above represent the number of additional shares that are issuable pursuant to the Plan. This opinion is being furnished in accordance with the requirements of the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion.

1.	Opinion

We are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan, and the related agreements, will be validly issued, fully paid and non-assessable.

RESIDENT PARTNERS:	T Haynes M Padarin D Vekaria M Watson
NON-RESIDENT PARTNERS:	R Clark M Hanson J Lightfoot S Marks A McKenzie A Ohlsson M Pallot K Robinson

Carey Olsen Hong Kong LLP is a limited liability partnership regulated by the Law Society of Hong Kong. Carey Olsen Hong Kong LLP is a law firm and part of Carey Olsen, a global law firm, operating through various separate and distinct legal entities. A list of offices and regulatory information can be found at www.careyolsen.com

2.	Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

(a)	The certificate of incorporation dated 22 June 2021, the amended and restated memorandum and articles of association of the Company adopted on 26 April 2023, the second amended and restated memorandum and articles of association of the Company adopted on 1 August 2025, and the third amended and restated memorandum and articles of association of the Company adopted on 1 August 2025 (collectively, the "Memorandum and Articles"), the Register of Directors, in each case, of the Company, copies of which have been provided to us by the Company (together the "Company Records").

(b)	The written resolutions of the board of directors of the Company dated 18 July 2025 and 1 August 2025, and the minutes of an extraordinary general meeting of the shareholders of the company held on 1 August 2025 (collectively, the "Resolutions").

(c)	The Plan.

(d)	The Registration Statement.

3.	Assumptions

We have assumed:

(a)	the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined;

(b)	that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(c)	the Resolutions remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way, and any minutes are a true and correct record of the proceedings of the relevant meeting, which was duly convened and held and at which a quorum was present throughout in the manner prescribed in the Memorandum and Articles;

(d)	the Resolutions have been duly executed and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed;

(e)	that the Memorandum and Articles will remain in full force and effect and will be unamended;

(f)	that the Plan will remain in full force and effect and will be unamended subsequent to its date of adoption;

(g)	that upon issue of the Shares by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(h)	that the Company will issue the Shares in furtherance of its objects as set out in its memorandum of association;

(i)	none of the Shares has been or will be offered or issued to residents of the Cayman Islands;

(j)	that no party is aware of any improper purpose for the issue of the Shares;

(k)	no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; and

(l)	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission.

We are furnishing this Opinion as exhibit 5.1 of the Registration Statement. We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Carey Olsen Hong Kong LLP

Carey Olsen Hong Kong LLP

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